CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Reeds, Inc.

We consent to the inclusion in the foregoing amended Registration Statement on Form SB-2 Amendment No. 4 of our report dated March 31, 2005, relating to the financial statements of Reeds Inc. as of December 31, 2004 and 2003 and for the years then ended. We also consent to the reference to our firm under the caption Experts .

/s/ WEINBERG & COMPANY, P.A.
Weinberg & Company, P.A.

Boca Raton, Florida
May 10, 2005